Exhibit 99.1

VIPER ENERGY PARTNERS LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2019 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, April 30, 2019 (GLOBE NEWSWIRE) -- Viper Energy Partners LP (NASDAQ:VNOM) ("Viper" or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) ("Diamondback"), today announced financial and operating results for the first quarter ended March 31, 2019.

HIGHLIGHTS

•	Q1 2019 cash distribution of $0.38 per common unit; implies a last twelve month yield of 5.9% based on the April 26, 2019 unit closing price of $34.82

•
Q1 2019 consolidated net income (including non-controlling interest) of $74.3 million, consolidated adjusted EBITDA (as defined and reconciled below) of $57.3 million and cash available for distribution to Limited Partner units (as defined below) of $24.0 million

•	Q1 2019 production of 19,042 boe/d (67% oil), an increase of 35% year over year

•	Initiating average production guidance for Q2 2019/Q3 2019 of 19,000 to 21,000 boe/d

•	Reaffirm full year 2019 production guidance of 20,000 to 23,000 boe/d (67% - 71% oil)

•	Closed 39 acquisitions for an aggregate purchase price of approximately $82.7 million in Q1 2019, increasing Viper's mineral interests to a total of 15,469 net royalty acres, up 47% year over year

•
As of April 17, 2019, there were 38 active rigs on Viper's mineral acreage and approximately 553 active drilling permits filed in the past six months; average 3.6% NRI in approximately 113 gross wells expected to be drilled by the 38 active rigs

•
110 total gross (1.8 net 100% royalty interest) wells turned to production during Q1 2019 on existing acreage; acquired interest in an additional 55 gross (2.0 net 100% royalty interest) producing horizontal wells through the quarter

•	Q4 2018 and Q1 2019 distributions reasonably estimated to not constitute dividends for U.S. federal income tax purposes; instead should generally constitute non-taxable reductions to the tax basis

“After delivering double digit sequential production growth for four consecutive quarters, Viper experienced a six percent quarter over quarter decline in production in the first quarter of 2019. Non-operated production outside of Spanish Trail increased over five percent during the quarter as we continue to see robust activity levels across our acreage position. However, after completing an eight-well pad in Spanish Trail in October 2018, there have not been any further wells completed on the acreage. Looking forward, Diamondback plans to complete another 12 wells in Spanish Trail in the third quarter of 2019 with an average royalty interest of 22% for Viper as well as an additional 5 wells in the fourth quarter with a full 25% NRI. These Spanish Trail wells, along with our visible net DUC inventory and net rig activity, gives us confidence in our full year 24% year over year organic production growth expectations,” stated Travis Stice, Chief Executive Officer of Viper’s general partner.

Mr. Stice continued, “Our business development operation continues to consolidate the fragmented private minerals market, having completed another 39 acquisitions for $82.7 million in the first quarter of 2019. We look forward to multiple visible catalysts over the remainder of 2019 including a return to growing production as DUCs are completed, improving oil realizations beginning in the second quarter of 2019, and finally, the continued execution of our acquisition strategy, including both our normal business development operations as well as the potential for a significant drop down transaction from our parent company.”

FINANCIAL UPDATE

Viper's first quarter 2019 average realized prices were $45.31 per barrel of oil, $2.05 per Mcf of natural gas and $18.09 per barrel of natural gas liquids, resulting in a total equivalent realized price of $35.26/boe. Realized pricing is expected to improve for Viper beginning in the second quarter of 2019 as Diamondback's fixed differential contracts roll off and convert to commitments on new-build long-haul pipelines or move closer to the current Midland market price. Based on current market differentials and estimated in-basin gathering costs, Viper expects to realize ~88-92% of WTI for the remainder of 2019 and ~100% of WTI in 2020.

During the first quarter of 2019, the Company recorded total operating income of $61.6 million and consolidated net income (including non-controlling interest) of $74.3 million.

As of March 31, 2019, the Company had a cash balance of $10.1 million and $398.0 million available under its $555 million revolving credit facility.

FIRST QUARTER 2019 CASH DISTRIBUTION

The Board of Directors of Viper's general partner declared a cash distribution for the three months ended March 31, 2019 of $0.38 per common unit. The distribution is payable on May 20, 2019 to common unitholders of record at the close of business on May 13, 2019.

On February 25, 2019, Viper made a cash distribution to its unitholders and subsequently has reasonably estimated that such distribution, as well as the distribution payable on May 20, 2019, should not constitute dividends for U.S. federal income tax purposes. Rather, these distributions should generally constitute non-taxable reductions to the tax basis of each distribution recipient's ownership interest in Viper. The Form 8937 containing additional information may be found on www.viperenergy.com under the "Investor Relations" section of the site.

OPERATIONS AND ACQUISITION UPDATE

During the first quarter of 2019, Viper was informed that 110 gross horizontal wells with an average royalty interest of 1.6% had been turned to production on its existing acreage position. Of these 110 gross wells, Diamondback was the operator of 35 with an average royalty interest of 2.4%, and the remaining 75 gross wells, which had an average royalty interest of 1.3%, were operated by third parties.

Additionally during the first quarter of 2019, Viper acquired 627 net royalty acres for an aggregate purchase price of approximately $82.7 million. These transactions brought Viper's footprint of mineral interests to a total of 15,469 net royalty acres. Viper funded these acquisitions with cash on hand, borrowings under its revolving credit facility and proceeds from its February 2019 offering of 10,925,000 common units. These acquisitions added a further 55 producing gross horizontal wells with an average royalty interest of 3.6%.

In total, as of March 31, 2019, Viper had 1,243 vertical wells and 2,604 horizontal wells producing on its acreage. There continues to be active development on Viper's mineral acreage as represented by 38 active rigs on this acreage as of April 17, 2019 and 553 active drilling permits which had been filed in the past six months. Viper anticipates these 38 active rigs currently on its acreage to drill approximately 113 gross wells in which Viper will have an average royalty interest of 3.6%.

GUIDANCE UPDATE

Below is Viper's guidance for the full year 2019, as well as average production guidance for Q2 2019 and Q3 2019.

Viper Energy Partners

Q2 2019/Q3 2019 Net Production – MBoe/d	19.00 - 21.00
Total 2019 Net Production – MBoe/d	20.00 - 23.00
Oil Production - % of Net Production	67% - 71%

Unit costs ($/boe)
Depletion	$9.00 - $10.50
G&A
Cash G&A	Under $1.00
Non-Cash Unit-Based Compensation	$0.40 - $0.65

Production and Ad Valorem Taxes (% of Revenue) (a)	7%

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2019 on Wednesday, May 1, 2019 at 9:00 a.m. CT. Participants should call (844) 400-1537 (United States/Canada) or (703) 326-5198 (International) and use the confirmation code 5954037. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 1, 2019 through Wednesday, May 8, 2019 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 5954037. A live broadcast of the earnings conference call will also be available via the internet at www.viperenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Viper Energy Partners LP
Viper is a limited partnership formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on oil-weighted basins, primarily the Permian Basin in West Texas. For more information, please visit www.viperenergy.com.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding any pending, completed or future acquisitions discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Viper Energy Partners LP
Consolidated Balance Sheets
(unaudited, in thousands, except unit amounts)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$10,133	$22,676
Royalty income receivable	38,083	38,823
Royalty income receivable—related party	7,376	3,489
Other current assets	258	257
Total current assets	55,850	65,245
Property:
Oil and natural gas interests, full cost method of accounting ($916,437 and $871,485 excluded from depletion at March 31, 2019 and December 31, 2018, respectively)	1,798,679	1,716,713
Land	5,688	5,688
Accumulated depletion and impairment	(264,495)	(248,296)
Property, net	1,539,872	1,474,105
Other assets	21,257	17,831
Deferred tax asset	150,463	96,883
Total assets	$1,767,442	$1,654,064
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$8	$—
Other accrued liabilities	2,772	6,022
Total current liabilities	2,780	6,022
Long-term debt	157,000	411,000
Total liabilities	159,780	417,022
Commitments and contingencies (Note 13)
Unitholders’ equity:
General partner	1,000	1,000
Common units (62,628,357 units issued and outstanding as of March 31, 2019 and 51,653,956 units issued and outstanding as of December 31, 2018)	817,014	540,112
Class B units (72,418,500 units issued and outstanding as of March 31, 2019 and as of December 31, 2018)	990	990
Total Viper Energy Partners LP unitholders’ equity	819,004	542,102
Non-controlling interest	788,658	694,940
Total equity	1,607,662	1,237,042
Total liabilities and unitholders’ equity	$1,767,442	$1,654,064

Viper Energy Partners LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2019	2018
Operating income:
Royalty income	$60,428	$62,128
Lease bonus income	1,160	—
Lease bonus income - related party	—	—
Other operating income	2	50
Total operating income	61,590	62,178
Costs and expenses:
Production and ad valorem taxes	3,692	4,239
Depletion	16,199	11,525
General and administrative expenses	1,695	2,711
Total costs and expenses	21,586	18,475
Income from operations	40,004	43,703
Other income (expense):
Interest expense, net	(4,549)	(2,098)
Gain on revaluation of investment	3,592	899
Other income, net	656	392
Total other income (expense), net	(301)	(807)
Income before income taxes	39,703	42,896
Benefit from income taxes	(34,608)	—
Net income	74,311	42,896
Net income attributable to non-controlling interest	40,532	—
Net income attributable to Viper Energy Partners LP	$33,779	$42,896

Net income attributable to common limited partners per unit:
Basic	$0.61	$0.38
Diluted	$0.61	$0.38
Weighted average number of common limited partner units outstanding:
Basic	55,448	113,901
Diluted	55,475	113,991

Viper Energy Partners LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$74,311	$42,896
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit from deferred income taxes	(34,655)	—
Depletion	16,199	11,525
Gain on revaluation of investment	(3,592)	(899)
Amortization of debt issuance costs	216	155
Non-cash unit-based compensation	405	1,288
Changes in operating assets and liabilities:
Royalty income receivable	740	(3,119)
Royalty income receivable—related party	(3,887)	(1,363)
Accounts payable and other accrued liabilities	(3,289)	(1,265)
Income tax payable	47	—
Other current assets	(44)	(6)
Net cash provided by operating activities	46,451	49,212
Cash flows from investing activities:
Acquisition of oil and natural gas interests	(81,923)	(149,994)
Proceeds from the sale of investments	—	125
Net cash used in investing activities	(81,923)	(149,869)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	59,500	147,000
Repayment on credit facility	(313,500)	—
Debt issuance costs	(50)	(3)
Proceeds from public offerings	340,860	—
Public offering costs	(212)	—
Units purchased for tax withholding	(353)	—
Distributions to partners	(63,316)	(52,386)
Net cash provided by financing activities	22,929	94,611
Net decrease in cash	(12,543)	(6,046)
Cash and cash equivalents at beginning of period	22,676	24,197
Cash and cash equivalents at end of period	$10,133	$18,151

Supplemental disclosure of cash flow information:
Interest paid	$4,908	$2,072

Viper Energy Partners LP
Selected Operating Data
(unaudited)

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Three Months Ended March 31, 2018
Production Data:
Oil (MBbls)	1,147	1,275	906
Natural gas (MMcf)	1,872	1,773	1,162
Natural gas liquids (MBbls)	254	287	171
Combined volumes (MBOE)(1)	1,714	1,858	1,271
Daily combined volumes (BOE/d)	19,042	20,191	14,122
% Oil	67%	69%	71%

Average sales prices:
Oil ($/Bbl)	$45.31	$48.73	$61.41
Natural gas ($/Mcf)	2.05	2.41	2.11
Natural gas liquids ($/Bbl)	18.09	22.13	23.47
Combined (per BOE)(2)	35.26	39.17	48.88

Average Costs (per BOE):
Production and ad valorem taxes	$2.15	$2.65	$3.34
General and administrative - cash component	0.75	0.61	1.12
Total operating expense - cash	$2.90	$3.26	$4.46

General and administrative - non-cash component	$0.24	$0.32	$1.01
Interest expense	2.65	2.58	1.65
Depletion	9.45	9.43	9.07

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	Realized price net of all deducts for gathering, transportation and processing.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income plus interest expense, net, non-cash unit-based compensation expense, depletion, (gain) loss on revaluation of investments and benefit from income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss), royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Viper defines cash available for distribution generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for debt service, other contractual obligations, fixed charges and reserves for future operating or capital needs that the board of directors of Viper’s general partner may deem appropriate, dividend equivalent rights and preferred distributions. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts.
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and cash available for distribution to the GAAP financial measure of net income.

Viper Energy Partners LP
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Three Months Ended March 31, 2018
Net income	$74,311	$40,705	$42,896
Interest expense, net	4,549	4,788	2,098
Non-cash unit-based compensation expense	405	596	1,288
Depletion	16,199	17,513	11,525
(Gain) loss on revaluation of investment	(3,592)	5,715	(899)
Benefit from income taxes	(34,608)	(1,251)	—
Consolidated Adjusted EBITDA	$57,264	$68,066	$56,908
EBITDA attributable to non-controlling interest	(30,708)	(39,718)	—
Adjusted EBITDA attributable to Viper Energy Partners LP	$26,556	$28,348	$56,908

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Income taxes payable	(198)	—	—
Debt service, contractual obligations, fixed charges and reserves	(1,962)	(1,775)	(1,952)
Units repurchased for tax withholding	(353)	—	—
Units - dividend equivalent rights	(22)	(42)	—
Preferred distributions	(40)	(40)	—
Cash available for distribution	$23,981	$26,491	$54,956

Limited Partner units outstanding	62,628	51,654	113,882

Cash available for distribution per common limited partner unit	$0.38	$0.51	$0.48

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@viperenergy.com

Source: Viper Energy Partners LP; Diamondback Energy, Inc.